EXHIBIT 99.1

PROS HOLDINGS, INC. REPORTS THIRD QUARTER 2020 FINANCIAL RESULTS

•Subscription revenue of $127.6 million for the first nine months of 2020, up 22% year-over-year.
•Q3 recurring revenue as a percentage of total revenue of 86%, up more than 300 basis points year-over-year.

HOUSTON – October 29, 2020 — PROS Holdings, Inc. (NYSE: PRO), a provider of AI-powered solutions that optimize selling in the digital economy, today announced financial results for the third quarter ended September 30, 2020.

“I’m proud of how our team is executing and rallying to help our customers win in their markets during these difficult times,” stated CEO Andres Reiner. “Buyers are continuing to shift to digital, self-serve channels, and our latest innovations and AI solutions are enabling companies to deliver an optimized, omnichannel experience wherever their customers want to buy. Our digital selling technology is more important than ever, and we’re focused on delivering on our mission of helping people and companies outperform.”

Third Quarter 2020 Financial Highlights

Key financial results for the third quarter 2020 are shown below. Throughout this press release, all dollar figures are in millions, except net loss per share. Unless otherwise noted, all results are on a reported basis and are compared with the prior-year period.

	GAAP			Non-GAAP
	Q3 2020	Q3 2019	Change	Q3 2020	Q3 2019	Change
Revenue:
Total Revenue	$61.5	$64.2	(4)%	n/a	n/a	n/a
Subscription Revenue	$42.0	$38.6	9%	n/a	n/a	n/a
Subscription and Maintenance Revenue	$52.8	$53.0	—%	n/a	n/a	n/a
Profitability:
Gross Profit	$36.9	$37.8	(2)%	$38.4	$39.4	(3)%
Operating Loss	$(16.2)	$(12.5)	$(3.7)	$(8.0)	$(4.1)	$(4.0)
Net Loss	$(18.9)	$(17.3)	$(1.5)	$(6.6)	$(2.5)	$(4.1)
Net Loss Per Share	$(0.44)	$(0.42)	$(0.02)	$(0.15)	$(0.06)	$(0.09)
Adjusted EBITDA	n/a	n/a	n/a	$(6.2)	$(2.2)	$(4.0)
Cash:
Net Cash (Used In) Provided by Operating Activities	$(14.9)	$4.0	$(18.9)	n/a	n/a	n/a
Free Cash Flow	n/a	n/a	n/a	$(15.7)	$3.0	$(18.7)

The attached table provides a summary of PROS results for the period, including a reconciliation of GAAP to non-GAAP metrics.

Recent Business Highlights

•Received several prestigious honors in recognition of our AI-powered digital selling solutions, including being upgraded to the only Challenger in Gartner’s 2020 Magic Quadrant for Configure, Price and Quote Application Suites and being selected as the “Best AI-based Solution for Sales” award in the 2020 AI Breakthrough Awards program.

•Expanded our strategic partnership with Adobe to include Magento Commerce, further empowering B2B companies to deliver optimized buying and selling experiences across all go-to-market channels with our AI-powered technology.

•Named to the 2020/2021 Inner Circle for Microsoft Business Applications, continued proof of our successful partnership.

•Delivered the record-breaking, virtual PROS 2020 Outperform Customer Conference; registration exceeded more than 600% of the 2019 mark. More than 5,000 business leaders registered across 35 industries from nearly 90 countries to accelerate their digital selling transformations and learn about our latest innovations such as our next-generation dynamic pricing capabilities for B2B commerce and airlines.

•Welcomed new customers that are adopting our AI platform to accelerate their shift to digital selling such as Crescent Electric Supply, HAWE Hydraulik, Hunter Panels, Spire Healthcare, Unidas, Wien Energie, among others.

•Released findings of the global study, “COVID-19 B2B Buying Trends Report,” conducted by Hanover Research on behalf of PROS, which examines digital purchasing trends and vendor preferences as a result of COVID-19 from more than 200 B2B decision makers across industries.

•Celebrated National Hispanic Heritage Month with a global “Day of Learning” in partnership with UNIDOS, our Hispanic employee resource group, to further our continued focus on the importance of diversity, inclusion, and equality at PROS.

•Showcased PROS incredible talent at the Women Impact Tech Connect Texas conference with PROS employees and Blaze employee resource group members speaking in panels on topics including emotional intelligence and culturally conscious leadership.

•Successfully completed a private offering of $150 million in aggregate principal amount at maturity of convertible senior notes due 2027; net proceeds after the purchase of capped call transaction were $120.9 million and are expected to be used for general corporate purposes.

Financial Outlook

Based on information as of October 29, 2020, PROS currently anticipates the following based on an estimated 43.4 million basic weighted average shares outstanding and a 22% non-GAAP estimated tax rate for the fourth quarter ending December 31, 2020.

	Q4 2020 Guidance	v. Q4 2019 at Mid-Point	Full Year 2020 Guidance	v. Prior Year at Mid-Point
Total Revenue	$58.9 to $59.9	(10)%	$250.5 to $251.5	—%
Subscription Revenue	$41.1 to $41.6	2%	$168.7 to $169.2	16%
ARR	n/a	n/a	$207.0 to $209.0	(5)%
Non-GAAP Loss Per Share	$(0.18) to $(0.16)	$(0.06)	n/a	n/a
Adjusted EBITDA	$(9.1) to $(8.1)	$(4.0)	$(32.5) to $(31.5)	$(18.8)
Free Cash Flow	n/a	n/a	$(65.0) to $(60.0)	$(61.6)
Conference Call
In conjunction with this announcement, PROS Holdings, Inc. will host a conference call on Thursday, October 29, 2020, at 4:45 p.m. ET to discuss the Company’s financial results and business outlook. To access this call, dial 1-877-407-9039 (toll-free) or 1-201-689-8470. The live and archived webcasts of this call can be accessed under the “Investor Relations” section of the Company’s website at www.pros.com.

A telephone replay will be available until Thursday, November 12, 2020, at 1-844-512-2921 (toll-free) or 1-412-317-6671 using the pass code 13710898.

About PROS

PROS Holdings, Inc. (NYSE: PRO) provides AI solutions that power commerce in the digital economy. PROS solutions bring intelligence to commerce by providing companies with predictive and prescriptive guidance that enables them to dynamically price, configure and sell their products and services across all channels with speed, precision and consistency. To learn more, visit www.pros.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the business impact and duration of the coronavirus (COVID-19) pandemic; our financial outlook; expectations; ability to achieve future growth and profitability; management's confidence and optimism; positioning; customer successes; demand for our software solutions; pipeline; business expansion; revenue; subscription revenue; ARR; non-GAAP loss per share; adjusted EBITDA; free cash flow; shares outstanding and effective tax rate. The forward-looking statements contained in this press release are based upon our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include, among others, risks related to: (a) the impact of the COVID-19 pandemic, such as the scope and duration of the outbreak and timeframe for recovery of the travel industry, (b) cybersecurity, (c) maintaining subscription renewal rates, (d) potential downturns in sales, (e) implementing our solutions, (f) software innovation, (g) maintaining our corporate culture, (h) disruptions from our third party data center, software, data, and other unrelated service providers, (i) evolving data privacy, cyber security and data localization laws, (j) cloud operations, (k) managing our growth effectively, (l) operating globally, including economic and commercial disruptions, (m) personnel risks including loss of any key employees, (n) the timing of revenue recognition and cash flow from operations, (o) competition, (p) market acceptance of our software innovations, (q) development of our target markets, (r) increasing business from existing customers, (s) migrating customers to our latest cloud solutions; (t) expanding and training our direct and indirect sales force, (u) our debt repayment obligations, (v) returning to profitability, and (w) acquiring and integrating businesses and/or technologies. Additional information relating to the risks and uncertainties affecting our business is contained in our filings with the SEC. These forward-looking statements represent our expectations as of the date hereof. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

PROS has provided in this release certain non-GAAP financial measures, including non-GAAP gross profit and margin, non-GAAP income (loss) from operations or non-GAAP operating loss, annual recurring revenue, adjusted EBITDA, free cash flow, non-GAAP subscription revenue, non-GAAP tax rate, non-GAAP net income (loss) or non-GAAP net loss, and diluted earnings (loss) per share or non-GAAP net loss per share. PROS uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS’ ongoing operational performance and cloud transition. Non-GAAP gross margin can be compared to gross margin which can be calculated from the condensed consolidated statement on income (loss) by dividing gross profit by total revenue. Non-GAAP gross margin is similarly calculated but first adds back to gross profit the portion of certain of the non-GAAP adjustments described below attributable to cost of revenue. Non-GAAP subscription margin can be compared to subscription margin which can be calculated from the condensed consolidated statement on income (loss) by dividing subscription gross profit (subscription revenue minus subscription cost) by subscription revenue. Non-GAAP subscription margin is similarly calculated but first subtracts out from subscription cost the portion of certain of the non-GAAP adjustments described below attributable to cost of subscription. These items and amounts are presented in the Supplemental Schedule of Non-GAAP Financial Measures.

PROS also presents certain information in “constant currency,” which is also a non-GAAP financial measure. Since PROS has operations outside of the United States reporting in currencies other than the U.S. dollar, the comparability of our operating results reported in U.S. Dollars is affected by foreign currency exchange rate fluctuations because the underlying currencies in which we transact change in value over time compared to the U.S. Dollar. These fluctuations may have a significant effect on our reported results. As such, this release contains references to constant currency measures, which are calculated based on currency rates set at the start of a year and held constant throughout the year. Management believes this supplemental information is useful to investors as a framework for facilitating period-to-period comparisons of our business performance excluding the effects of foreign currency exchange rate fluctuations.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release, and can be found, along with other financial information, in the investor relations portion of our website. PROS' use of non-GAAP financial measures may not be consistent with the presentations by similar companies in PROS' industry. PROS has also provided in this release certain forward-looking non-GAAP financial measures, including non-GAAP income (loss) from operations, annual recurring revenue, non-GAAP loss per share, adjusted EBITDA, free cash flow, non-GAAP tax rates, and calculated billings (collectively the "non-GAAP financial measures") as follows:

Non-GAAP income (loss) from operations: Non-GAAP income (loss) from operations excludes the impact of share-based compensation, amortization of acquisition-related intangibles, acquisition-related expenses, new headquarters noncash rent expense and debt extinguishment fees. Non-GAAP income (loss) from operations excludes the following items from non-GAAP estimates:
•Share-Based Compensation:  Although share-based compensation is an important aspect of compensation for our employees and executives, our share-based compensation expense can vary because of changes in our stock price and market conditions at the time of grant, varying valuation methodologies, and the variety of award types. Since share-based compensation expense can vary for reasons that are generally unrelated to our performance during any particular period, we believe this could make it difficult for investors to compare our current financial results to previous and future periods. Therefore, we believe it is useful to exclude share-based compensation in order to better understand our business performance and allow investors to compare our operating results with peer companies.
•Amortization of Acquisition-Related Intangibles:  We view amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company's research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.
•Acquisition-Related Expenses: Acquisition-related expenses include integration costs and other one-time direct costs associated with our acquisitions. These amounts are unrelated to our core performance during any particular period and are impacted by the timing and size of the acquisitions. We exclude acquisition-related expenses to provide investors a method to compare our operating results to prior periods and to peer companies because such amounts can vary significantly based on the frequency of acquisitions and magnitude of acquisition expenses.
•New Headquarters Noncash Rent Expense: Noncash rent expense is related to our new corporate headquarters and is incurred prior to occupation of this facility. These amounts are unrelated to our core performance during any particular period and we believe this could make it difficult for investors to compare our current financial results to previous and future periods. Therefore, we believe it is useful to exclude the noncash rent expense on the preoccupied new headquarters in order for investors to better understand our business performance and allow investors to compare our operating results with peer companies.
•Debt extinguishment fees: Debt extinguishment fees relate to third party fees incurred in connection with the retirement of our senior convertible notes due in December 2019. These amounts are unrelated to our core performance during any particular period and we believe this could make it difficult for investors to compare our current financial results to previous and future periods. Therefore, we believe it is useful to exclude the debt extinguishment fees in order for investors to better understand our business performance and allow investors to compare our operating results with peer companies.
Non-GAAP loss per share: Non-GAAP net income (loss) excludes the items listed above as excluded from non-GAAP income (loss) from operations and also excludes amortization of debt discount and issuance costs and the taxes related to these items and the items excluded from non-GAAP income (loss) from operations. Estimates of non-GAAP loss per share are calculated by dividing estimates for non-GAAP loss by our estimate of shares outstanding for the future period. In addition to the items listed above as excluded from non-GAAP income (loss) from operations, non-GAAP net income (loss) excludes the following items from non-GAAP estimates:
•Amortization of Debt Discount and Issuance Costs: Amortization of debt discount and issuance costs are related to our convertible notes. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.
•Loss on Debt Extinguishment: Loss on debt extinguishment relates to the settlement of our senior convertible notes due in December 2019 and June 2047. This amount is unrelated to our core performance during any particular period and we believe this could make it difficult for investors to compare our current financial results to previous and future periods. Therefore, we believe it is useful to exclude the loss on debt extinguishment in order for investors to better understand our business performance and allow investors to compare our operating results with peer companies.

•Taxes: We exclude the tax consequences associated with non-GAAP items to provide investors with a useful comparison of our operating results to prior periods and to our peer companies because such amounts can vary significantly. In the fourth quarter of 2014, we concluded that it is more likely than not that we will be unable to fully realize our deferred tax assets and accordingly, established a valuation allowance against those assets. The ongoing impact of the valuation allowance on our non-GAAP effective tax rate has been eliminated to allow investors to better understand our business performance and compare our operating results with peer companies.
Annual Recurring Revenue: Annual Recurring Revenue ("ARR") is used to assess the trajectory of our cloud business. ARR means, as of a specified date, the contracted recurring revenue, including contracts with a future start date, together with annualized overage fees incurred above contracted minimum transactions, and excluding perpetual and term license agreements recognized as license revenue in accordance with GAAP. ARR should be viewed independently of revenue and any other GAAP measure.
Non-GAAP Tax Rate: The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the impact of the excluded non-GAAP items.
Adjusted EBITDA: Adjusted EBITDA is defined as GAAP net income (loss) before interest expense, provision for income taxes, depreciation and amortization, as adjusted to eliminate the effect of stock-based compensation cost, amortization of acquisition-related intangibles, depreciation and amortization, new headquarters noncash rent expense, debt extinguishment fees and capitalized internal-use software development costs. Adjusted EBITDA should not be considered as an alternative to net income (loss) as an indicator of our operating performance.
Free Cash Flow: Free cash flow is a non-GAAP financial measure which is defined as net cash provided by (used in) operating activities, less capital expenditures (excluding expenditures for PROS new headquarters), purchases of other (non-acquisition-related) intangible assets and capitalized internal-use software development costs.
Calculated Billings: Calculated billings is defined as total subscription, maintenance and support revenue plus the change in recurring deferred revenue in a given period.
These non-GAAP estimates are not measurements of financial performance prepared in accordance with GAAP, and we are unable to reconcile these forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information described above which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Investor Contact:
PROS Investor Relations
Shannon Tatz
713-335-5932
ir@pros.com

Media Contact:
Amanda Parrish
832-924-4731
aparrish@pros.com

PROS Holdings, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	September 30, 2020	December 31, 2019
Assets:
Current assets:
Cash and cash equivalents	$322,352	$306,077
Trade and other receivables, net of allowance of $4,616 and $214, respectively	67,940	65,074
Deferred costs, current	5,917	5,756
Prepaid and other current assets	9,010	9,038
Total current assets	405,219	385,945
Property and equipment, net	35,994	14,794
Operating lease right-of-use assets	31,030	26,550
Deferred costs, noncurrent	12,974	15,478
Intangibles, net	9,869	14,605
Goodwill	49,560	49,104
Other assets, noncurrent	6,796	6,831
Total assets	$551,442	$513,307
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable and other liabilities	$14,014	$9,098
Accrued liabilities	11,906	22,748
Accrued payroll and other employee benefits	22,017	32,656
Operating lease liabilities, current	5,132	7,173
Deferred revenue, current	106,547	124,459
Total current liabilities	159,616	196,134
Deferred revenue, noncurrent	11,493	17,801
Convertible debt, net, noncurrent	214,751	110,704
Operating lease liabilities, noncurrent	35,218	22,391
Other liabilities, noncurrent	1,330	1,281
Total liabilities	422,408	348,311
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 75,000,000 shares authorized; 48,030,340 and 47,310,846 shares issued, respectively; 43,349,617 and 42,630,123 shares outstanding, respectively	48	47
Additional paid-in capital	583,284	560,496
Treasury stock, 4,680,723 common shares, at cost	(29,847)	(29,847)
Accumulated deficit	(420,589)	(361,789)
Accumulated other comprehensive loss	(3,862)	(3,911)
Total stockholders’ equity	129,034	164,996
Total liabilities and stockholders’ equity	$551,442	$513,307

PROS Holdings, Inc.
Condensed Consolidated Statements of Income (Loss)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue:
Subscription	$42,029	$38,592	$127,576	$104,621
Maintenance and support	10,765	14,405	35,029	44,772
Total subscription, maintenance and support	52,794	52,997	162,605	149,393
Services	8,714	11,153	28,961	34,766
Total revenue	61,508	64,150	191,566	184,159
Cost of revenue:
Subscription	12,897	11,090	38,153	30,695
Maintenance and support	2,177	2,632	7,577	8,269
Total cost of subscription, maintenance and support	15,074	13,722	45,730	38,964
Services	9,563	12,661	33,584	31,792
Total cost of revenue	24,637	26,383	79,314	70,756
Gross profit	36,871	37,767	112,252	113,403
Operating expenses:
Selling and marketing	21,951	21,600	67,882	66,030
General and administrative	11,948	11,553	40,356	35,260
Research and development	19,135	16,878	56,668	50,132
Acquisition-related	—	248	—	248
Loss from operations	(16,163)	(12,512)	(52,654)	(38,267)
Convertible debt interest and amortization	(2,498)	(3,717)	(6,645)	(12,347)
Other income (expense), net	122	(1,010)	1,099	(601)
Loss before income tax provision	(18,539)	(17,239)	(58,200)	(51,215)
Income tax provision	318	108	600	566
Net loss	$(18,857)	$(17,347)	$(58,800)	$(51,781)

Net loss per share:
Basic and diluted	$(0.44)	$(0.42)	$(1.36)	$(1.31)
Weighted average number of shares:
Basic and diluted	43,347	41,276	43,251	39,438

PROS Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating activities:
Net loss	$(18,857)	$(17,347)	$(58,800)	$(51,781)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,651	3,435	10,584	10,264
Amortization of debt discount and issuance costs	2,008	2,864	5,456	9,159
Share-based compensation	6,378	6,209	18,477	18,234
Provision for doubtful accounts	263	—	5,549	—
Loss on debt extinguishment	—	2,734	—	5,000
Changes in operating assets and liabilities:
Accounts and unbilled receivables	(13,700)	(2,641)	(8,584)	(13,888)
Deferred costs	717	(1,191)	2,343	(3,124)
Prepaid expenses and other assets	(192)	(1,059)	131	(4,582)
Accounts payable and other liabilities	5,747	76	9,344	(492)
Accrued liabilities	(4,877)	4,646	(11,500)	9,877
Accrued payroll and other employee benefits	4,378	6,737	(10,601)	2,717
Deferred revenue	(402)	(426)	(24,240)	11,009
Net cash (used in) provided by operating activities	(14,886)	4,037	(61,841)	(7,607)
Investing activities:
Purchases of property and equipment	(4,353)	(1,053)	(23,551)	(3,360)
Capitalized internal-use software development costs	(459)	(153)	(1,265)	(1,021)
Acquisition of Travelaer, net of cash acquired	—	(10,510)	—	(10,510)
Purchase of equity securities	(113)	(112)	(113)	(180)
Purchase of intangible asset	—	—	—	(50)
Net cash used in investing activities	(4,925)	(11,828)	(24,929)	(15,121)
Financing activities:
Proceeds from employee stock plans	1,460	1,052	2,824	1,995
Tax withholding related to net share settlement of stock awards	(113)	(2,956)	(20,334)	(21,598)
Proceeds from issuance of convertible debt, net	146,925	—	146,925	140,156
Debt issuance costs related to convertible debt	(675)	(212)	(675)	(860)
Purchase of capped call	(25,335)	—	(25,335)	(16,445)
Settlement of convertible debt	—	(60)	—	(76,018)
Proceeds from termination of bond hedge	—	—	—	64,819
Payment for termination of warrant	—	—	—	(45,243)
Net cash provided by (used in) financing activities	122,262	(2,176)	103,405	46,806
Effect of foreign currency rates on cash	(256)	(433)	(360)	(392)
Net change in cash and cash equivalents	102,195	(10,400)	16,275	23,686
Cash and cash equivalents:
Beginning of period	220,157	329,562	306,077	295,476
End of period	$322,352	$319,162	$322,352	$319,162

PROS Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)
We use these non-GAAP financial measures to assist in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.
See breakdown of the reconciling line items on page 10.

	Three Months Ended September 30,		Quarter over Quarter	Nine Months Ended September 30,		Year over Year
	2020	2019	% change	2020	2019	% change
GAAP gross profit	$36,871	$37,767	(2)%	$112,252	$113,403	(1)%
Non-GAAP adjustments:
New headquarters noncash rent expense	99	166		417	479
Amortization of acquisition-related intangibles	910	961		2,700	2,988
Share-based compensation	519	503		1,545	1,535
Non-GAAP gross profit	$38,399	$39,397	(3)%	$116,914	$118,405	(1)%

Non-GAAP gross margin	62.4%	61.4%		61.0%	64.3%

GAAP loss from operations	$(16,163)	$(12,512)	29%	$(52,654)	$(38,267)	38%
Non-GAAP adjustments:
Acquisition-related expenses	—	248		—	248
Debt extinguishment fees	—	—		—	319
New headquarters noncash rent expense	370	554		1,479	1,663
Amortization of acquisition-related intangibles	1,386	1,425		4,144	4,433
Share-based compensation	6,378	6,209		18,477	18,234
Total Non-GAAP adjustments	8,134	8,436		24,100	24,897
Non-GAAP loss from operations	$(8,029)	$(4,076)	97%	$(28,554)	$(13,370)	114%

Non-GAAP loss from operations % of total revenue	(13.1)%	(6.4)%		(14.9)%	(7.3)%

GAAP net loss	$(18,857)	$(17,347)	9%	$(58,800)	$(51,781)	14%
Non-GAAP adjustments:
Total Non-GAAP adjustments affecting loss from operations	8,134	8,436		24,100	24,897
Amortization of debt discount and issuance costs	1,998	2,855		5,426	9,129
Loss on debt extinguishment	—	2,734		—	5,000
Tax impact related to non-GAAP adjustments	2,168	815		6,908	3,248
Non-GAAP net loss	$(6,557)	$(2,507)	162%	$(22,366)	$(9,507)	135%

Non-GAAP diluted loss per share	$(0.15)	$(0.06)		$(0.52)	$(0.24)

Shares used in computing non-GAAP loss per share	43,347	41,276		43,251	39,438

PROS Holdings, Inc.
Supplemental Schedule of Non-GAAP Financial Measures
Increase (Decrease) in GAAP Amounts Reported
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Cost of Subscription Items
New headquarters noncash rent expense	13	16	42	48
Amortization of acquisition-related intangibles	742	801	2,214	2,502
Share-based compensation	119	71	297	210
Total cost of subscription items	$874	$888	$2,553	$2,760

Cost of Maintenance Items
New headquarters noncash rent expense	13	27	64	83
Amortization of acquisition-related intangibles	168	160	486	486
Share-based compensation	50	48	178	152
Total cost of maintenance items	$231	$235	$728	$721

Cost of Services Items
New headquarters noncash rent expense	73	123	311	348
Share-based compensation	350	384	1,070	1,173
Total cost of services items	$423	$507	$1,381	$1,521

Sales and Marketing Items
New headquarters noncash rent expense	73	99	283	305
Amortization of acquisition-related intangibles	476	464	1,444	1,445
Share-based compensation	1,727	1,515	5,558	4,329
Total sales and marketing items	$2,276	$2,078	$7,285	$6,079

General and Administrative Items
New headquarters noncash rent expense	65	91	262	272
Debt extinguishment fees	—	—	—	319
Share-based compensation	2,593	2,901	6,960	8,521
Total general and administrative items	$2,658	$2,992	$7,222	$9,112

Research and Development Items
New headquarters noncash rent expense	133	198	517	607
Share-based compensation	1,539	1,290	4,414	3,849
Total research and development items	$1,672	$1,488	$4,931	$4,456

Acquisition-related expenses	$—	$248	$—	$248

PROS Holdings, Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Adjusted EBITDA
GAAP Loss from Operations	$(16,163)	$(12,512)	$(52,654)	$(38,267)
Acquisition-related expenses	—	248	—	248
Amortization of acquisition-related intangibles	1,386	1,425	4,144	4,433
New headquarters noncash rent expense	370	554	1,479	1,663
Debt extinguishment fees	—	—	—	319
Share-based compensation	6,378	6,209	18,477	18,234
Depreciation and other amortization	2,265	2,010	6,440	5,831
Capitalized internal-use software development costs	(459)	(153)	(1,265)	(1,021)
Adjusted EBITDA	$(6,223)	$(2,219)	$(23,379)	$(8,560)

Net cash (used in) provided by operating activities	$(14,886)	$4,037	$(61,841)	$(7,607)
Purchase of property and equipment (excluding new headquarters)	(384)	(876)	(1,647)	(3,145)
Purchase of intangible asset	—	—	—	(50)
Capitalized internal-use software development costs	(459)	(153)	(1,265)	(1,021)
Free Cash Flow	$(15,729)	$3,008	$(64,753)	$(11,823)

Guidance
	Q4 2020 Guidance		Full Year 2020 Guidance
	Low	High	Low	High
Adjusted EBITDA
GAAP Loss from Operations	$(18,900)	$(17,900)	$(71,900)	$(70,900)
Amortization of acquisition-related intangibles	1,400	1,400	5,500	5,500
New headquarters noncash rent expense	600	600	1,500	1,500
Share-based compensation	5,800	5,800	25,300	25,300
Depreciation and other amortization	2,400	2,400	8,800	8,800
Capitalized internal-use software development costs	(400)	(400)	(1,700)	(1,700)
Adjusted EBITDA	$(9,100)	$(8,100)	$(32,500)	$(31,500)